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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Boardwalk Bank:

We consent to the incorporated by reference in this registration statement of our report dated January 20, 2006, with respect to the consolidated statements of financial condition of Boardwalk Bank (the Bank) as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, which reports appear in the Form 10K of Boardwalk Bank dated March 20, 2006.

/s/  KPMG LLP

Philadelphia, Pennsylvania
June 29, 2006